Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF APRIL 30, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$25,870
Cash equivalents held in trust	3,872
Total investments held in trust	29,742
Cash and cash equivalents	1,065
Fixed-maturity securities, at fair value	2,135
Accrued investment income	121
Prepaid expenses	13
Premiums receivable	151
Total assets	$33,227

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$206
Unearned premiums	42
Accrued ceding commission expense	14
Other liabilities	125
Total liabilities	387
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(37,040)
Total stockholder’s equity	32,840
Total liabilities and stockholder’s equity	$33,227

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED APRIL 30, 2017

(in thousands)

Revenues:
Premiums earned	$113
Net investment income	51
Total revenues	164
Expenses:
Underwriting expense	18
General and administrative expenses	132
Total expenses	150
Income before federal income taxes	14
Federal income tax expense	—
Net income	$14